Exhibit 99.2

Analog Devices Reports Record First Quarter Fiscal 2023 Results

•Revenue of $3.25 billion with double-digit year-over-year growth across all B2B markets and record Industrial and Automotive revenue
•Operating cash flow of $5.0 billion and free cash flow of $4.3 billion on a trailing twelve-month basis
•Returned over $1 billion to shareholders through dividends and repurchases in the first quarter
•Raised quarterly dividend by 13%, marking our fifth consecutive double-digit increase
WILMINGTON, Mass.--(BUSINESS WIRE)--February 15, 2023--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its first quarter fiscal year 2023, which ended January 28, 2023.

“ADI continues to execute exceptionally well with revenue growth of 21% year-over-year and record earnings per share,” said Vincent Roche, CEO and Chair. “Encouragingly, despite the macro uncertainty, demand remains resilient in our Industrial and Automotive markets, driven by continued momentum across secular growth areas, such as automation and electrification.”

Roche continued, “Looking ahead, pervasive sensing, AI-driven edge computing, and ubiquitous connectivity are enabling new capabilities, applications, and markets at the Intelligent Edge. ADI, the bridge between the physical and digital worlds, is well-positioned to deliver breakthrough innovations that positively impact society and unlock long-term value for all stakeholders.”

Performance for the First Quarter of Fiscal 2023

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Jan. 28, 2023	Jan. 29, 2022	Change
Revenue	$3,250	$2,684	21%
Gross margin	$2,124	$1,402	51%
Gross margin percentage	65.4%	52.2%	1,320 bps
Operating income	$1,131	$365	210%
Operating margin	34.8%	13.6%	2,120 bps
Diluted earnings per share	$1.88	$0.53	255%

Adjusted Results
Adjusted gross margin	$2,392	$1,931	24%
Adjusted gross margin percentage	73.6%	71.9%	170 bps
Adjusted operating income	$1,659	$1,228	35%
Adjusted operating margin	51.1%	45.8%	530 bps
Adjusted diluted earnings per share	$2.75	$1.94	42%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Jan. 28, 2023	Jan. 28, 2023
Net cash provided by operating activities		$1,406	$5,025
% of revenue		43%	40%
Capital expenditures		$(176)	$(764)
Free cash flow		$1,230	$4,261
% of revenue		38%	34%

		Three Months Ended	Trailing Twelve Months
Cash Return		Jan. 28, 2023	Jan. 28, 2023
Dividend paid		$(385)	$(1,567)
Stock repurchases		(655)	(3,156)
Total cash returned		$(1,040)	$(4,723)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Second Quarter of Fiscal Year 2023

For the second quarter of fiscal 2023, we are forecasting revenue of $3.20 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 34.7%, +/-130 bps, and adjusted operating margin of approximately 51.0%, +/-70 bps. We are planning for reported EPS to be $1.85, +/-$0.10, and adjusted EPS to be $2.75, +/-$0.10.

Our second quarter fiscal 2023 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.86 per outstanding share of common stock. The dividend will be paid on March 8, 2023 to all shareholders of record at the close of business on February 27, 2023.

Conference Call Scheduled for Today, Wednesday, February 15, 2023 at 10:00 am ET

ADI will host a conference call to discuss our first quarter fiscal 2023 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 , which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition Related Transaction Costs: Costs directly related to the Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of the Acquisition, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above and certain other income tax benefits associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY22 and approximately 25,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding sustained performance; demand and supply; expected revenue, operating margin, earnings per share, and other financial results; expected market trends and acceleration of those trends, market share gains, long-term growth; expected customer demand for our products; expected product offerings, capabilities, and applications and the importance of our product offerings and technologies to our customers; and market position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending or cancellations of orders for our products; unavailability of raw materials, services, supplies or manufacturing capacity; disruptions to our manufacturing operations or our ability to execute our business strategy; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel including as a result of labor shortages; changes in demand for semiconductors; the uncertainly as to the extent of the duration, scope, and impacts of the COVID-19 pandemic; attempted or actual security breaches and other cybersecurity incidents that disrupt our operations; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jan. 28, 2023	Jan. 29, 2022
Revenue	$3,249,630	$2,684,293
Cost of sales	1,125,289	1,282,296
Gross margin	2,124,341	1,401,997
Operating expenses:
Research and development	414,095	426,780
Selling, marketing, general and administrative	326,284	297,365
Amortization of intangibles	253,142	253,367
Special charges, net	—	59,728
Total operating expenses	993,521	1,037,240
Operating income	1,130,820	364,757
Nonoperating expense (income):
Interest expense	60,453	51,964
Interest income	(10,829)	(218)
Other, net	7,723	(10,544)
Total nonoperating expense (income)	57,347	41,202
Income before income taxes	1,073,473	323,555
Provision for income taxes	111,999	43,478
Net income	$961,474	$280,077

Shares used to compute earnings per common share - basic	507,121	525,291
Shares used to compute earnings per common share - diluted	511,184	530,142

Basic earnings per common share	$1.90	$0.53
Diluted earnings per common share	$1.88	$0.53

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Jan. 28, 2023	Oct. 29, 2022
Cash & cash equivalents	$1,670,462	$1,470,572
Accounts receivable	1,629,870	1,800,462
Inventories	1,522,942	1,399,914
Other current assets	338,226	267,044
Total current assets	5,161,500	4,937,992
Net property, plant and equipment	2,524,655	2,401,304
Goodwill	26,913,134	26,913,134
Intangible assets, net	12,763,229	13,265,406
Deferred tax assets	2,267,178	2,264,888
Other assets	604,824	519,626
Total assets	$50,234,520	$50,302,350

Current liabilities	$2,433,677	$2,442,655
Long-term debt	6,543,250	6,548,625
Deferred income taxes	3,477,044	3,622,538
Other non-current liabilities	1,249,064	1,223,209
Shareholders' equity	36,531,485	36,465,323
Total liabilities & shareholders' equity	$50,234,520	$50,302,350

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	Jan. 28, 2023	Jan. 29, 2022
Cash flows from operating activities:
Net income	$961,474	$280,077
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	85,321	65,165
Amortization of intangibles	502,177	504,645
Stock-based compensation expense	75,041	86,939
Cost of goods sold for inventory acquired	—	271,396
Deferred income taxes	(146,354)	(34,651)
Non-cash operating lease costs	(2,646)	7,823
Other	12,378	(9,571)
Changes in operating assets and liabilities	(81,086)	(315,410)
Total adjustments	444,831	576,336
Net cash provided by operating activities	1,406,305	856,413
Cash flows from investing activities:
Additions to property, plant and equipment	(176,158)	(111,133)
Other	102	7,824
Net cash used for investing activities	(176,056)	(103,309)
Cash flows from financing activities:
Early termination of debt	—	(519,116)
Dividend payments to shareholders	(385,452)	(362,645)
Repurchase of common stock	(654,557)	(76,019)
Proceeds from employee stock plans	41,238	8,471
Other	(31,588)	12,041
Net cash used for financing activities	(1,030,359)	(937,268)
Effect of exchange rate changes on cash	—	(3,401)
Net increase (decrease) in cash and cash equivalents	199,890	(187,565)
Cash and cash equivalents at beginning of period	1,470,572	1,977,964
Cash and cash equivalents at end of period	$1,670,462	$1,790,399

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of revenue within, each end market.

	Three Months Ended
	January 28, 2023			January 29, 2022
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,690,202	52%	26%	$1,340,284	50%
Automotive	718,165	22%	29%	557,634	21%
Communications	487,986	15%	18%	412,754	15%
Consumer	353,277	11%	(5)%	373,621	14%
Total revenue	$3,249,630	100%	21%	$2,684,293	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jan. 28, 2023	Jan. 29, 2022
Gross margin	$2,124,341	$1,401,997
Gross margin percentage	65.4%	52.2%
Acquisition related expenses	267,514	528,614
Adjusted gross margin	$2,391,855	$1,930,611
Adjusted gross margin percentage	73.6%	71.9%

Operating expenses	$993,521	$1,037,240
Percent of revenue	30.6%	38.6%
Acquisition related expenses	(258,059)	(262,200)
Acquisition related transaction costs	(2,563)	(12,891)
Special charges, net	—	(59,728)
Adjusted operating expenses	$732,899	$702,421
Adjusted operating expenses percentage	22.6%	26.2%

Operating income	$1,130,820	$364,757
Operating margin	34.8%	13.6%
Acquisition related expenses	525,573	790,814
Acquisition related transaction costs	2,563	12,891
Special charges, net	—	59,728
Adjusted operating income	$1,658,956	$1,228,190
Adjusted operating margin	51.1%	45.8%

Nonoperating expense (income)	$57,347	$41,202
Acquisition related expenses	2,288	2,299
Adjusted nonoperating expense (income)	$59,635	$43,501

Income before income taxes	$1,073,473	$323,555
Acquisition related expenses	523,285	788,515
Acquisition related transaction costs	2,563	12,891
Special charges, net	—	59,728
Adjusted income before income taxes	$1,599,321	$1,184,689

Provision for income taxes	$111,999	$43,478
Effective tax rate	10.4%	13.4%
Tax related items	81,843	114,389
Adjusted provision for income taxes	$193,842	$157,867
Adjusted tax rate	12.1%	13.3%

Diluted EPS	$1.88	$0.53
Acquisition related expenses	1.02	1.49
Acquisition related transaction costs	0.01	0.02
Special charges, net	—	0.11
Tax related items	(0.16)	(0.22)
Adjusted diluted EPS*	$2.75	$1.94
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Jan. 28, 2023	Jan. 28, 2023	Oct. 29, 2022	Jul. 30, 2022	Apr. 30, 2022
Revenue	$12,579,290	$3,249,630	$3,247,716	$3,109,880	$2,972,064
Net cash provided by operating activities	$5,025,293	$1,406,305	$1,149,336	$1,247,846	$1,221,806
% of Revenue	40%	43%	35%	40%	41%
Capital expenditures	$(764,333)	$(176,158)	$(304,512)	$(164,884)	$(118,779)
Free cash flow	$4,260,960	$1,230,147	$844,824	$1,082,962	$1,103,027
% of Revenue	34%	38%	26%	35%	37%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending April 29, 2023
	Reported	Adjusted
Revenue	$3.2 Billion	$3.2 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	34.7%	51.0% (1)
	(+/-130 bps)	(+/-70 bps)
Nonoperating expense	~ $50 Million	~ $50 Million
Tax rate	10% - 12%	11% - 13% (2)
Earnings per share	$1.85	$2.75 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $519 million of adjustments related to acquisition related expenses and $4 million of adjustments related to acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $71 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $0.90 of adjustments related to the net impact of acquisition related expenses and acquisition related transaction costs, as well as the tax effects on those items.

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President of Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contacts:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com

(ADI-WEB)